Exhibit 10.4

                              EMPLOYMENT AGREEMENT

      AGREEMENT dated March 31, 2005, between Tech Aviation Service, Inc. (the "Company"), and Frank E. Paczewski (the "Employee").

1) EMPLOYMENT. The Company employs the Employee and the Employee accepts employment upon the terms and conditions of this Agreement.

2) TERM. The initial term of this Agreement shall be for two (2) years, beginning upon the consummation of the transaction pursuant to which FBO Air - Wilkes-Barre, Inc. purchases all of the capital stock of the Company from Employee and Ronald D. Ertley. After the initial term of two (2) years, the Agreement shall automatically renew for successive one-year periods unless there is notification by either party within 90 days of the anniversary of the first term or any renewal term, refusing renewal.

3)    DUTIES.

      a. The Employee is engaged as the Chief Operating Officer of the Company, to oversee the operations of the Company; such specific duties may be defined from time to time by the Board of Directors but shall encompass duties customary to the office, as performed by Employee for the Company prior to the effective date hereof.

      b. While not a condition of this Agreement, the parties recognize that Employee shall perform his duties during such periods of time as are reasonably necessary to accomplish the same; provided that, so long as Employee performs his duties for a period of at least 130 hours per month, he shall not be deemed to have grossly neglected his duties.

4)    COMPENSATION.

      a. Base Salary. As compensation for the services to be rendered by Employee during the period of his employment hereunder, and upon the condition that Employee shall fully and faithfully keep and perform all of the terms and conditions hereof, Company shall pay Employee a salary of $96,550 per annum; salary shall be less income tax withholdings and other normal employee deductions and shall be payable in equal monthly installments. The Board of Directors of the Company may increase such salary at any time and from time to time.

      b. Incentive Bonus. In addition to the Base Salary, the Employee shall be eligible while employed for an incentive bonus as described in
            Exhibit 4.b. When earned, such incentive bonus shall be paid within four (4) weeks of the end of the applicable fiscal year of the Company.

      c. Temporary Increases. This Agreement shall not be deemed abrogated or breached if the Board of Directors of Company shall determine to increase the compensation of Employee for any period of time, and thereafter reduce the same to the amounts provided in Paragraph 4)a. and 4)b. above.

      d. Severance Pay. If this Agreement is terminated by the Company for any reason, other than the death of Employee, with or without cause, the Company shall pay to Employee an amount equal to the Base Salary provided in subparagraph a) above less income tax withholdings and other normal employee deductions.

                                                                    Exhibit 10.4


5) CONFLICTING ACTIVITIES. Employee shall not, during the term of this Agreement, be engaged in any business activity that is directly or indirectly in competition with the primary business activity of the Company without the prior written consent of the Board of Directors of the Company; provided that Employee shall be entitled to engage in the business of the sale of motor vehicles during such periods as do not impact the Company's interests adversely.

6)    ADDITIONAL BENEFITS.

      A. Health and Welfare Insurance Coverage: Company agrees to pay Employee $150 per month for hospitalization, medical, dental and vision insurance coverage. Such insurance coverage shall continue for one (1) year following the effective date hereof, whether or not Employee continues to be employed by the Company, except as a result of Employee's death.

      b. Vacation: The Employee shall be entitled each year to vacation time of five (5) weeks, prorated for the first and last years of Employee's employment, during which time his compensation shall be paid in full. Vacation time shall be taken at such time or times as will minimize the effect on the operations of the Company.

      c.    Employee  Physical:  Company  will  arrange  and pay for a  complete
            Employee physical examination every two years, with the first examination to occur within sixty (60) days of the effective date hereof; provided, however, that the results of the physical examination shall be made known to Company as well as to Employee.

      d. Reimbursement of Expenses: The Employee may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, mobile telephone, home-based phone and fax lines, home-based Internet access, use of personal digital assistant and similar items. The Company will reimburse the Employee for all such expenses upon the Employee's periodic presentation of an itemized account of such expenditures.

7) DISCLOSURE OF INFORMATION. The Employee acknowledges that he may be exposed to confidential information and that this information is a valuable, special, and unique asset of the Company's business. The Employee will not, during or after the term of his employment, disclose such confidential information to any person, firm, corporation, association, or other entity except for the specific purpose of accomplishing the Company's business objectives, except as provided in paragraph 9)c.(4) below. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such confidential information, or from rendering any services to any person, firm, corporation, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

                                                                    Exhibit 10.4


8) FORCE MAJEURE AND DISABILITY. If Company is unable to conduct its business, or a substantial portion thereof, by virtue of governmental regulation or order, or by strike, war, fire, earthquake, hurricane, or similar acts of god, or other calamity (declared or undeclared), or because of other similar or dissimilar cause beyond control of Company (all of which events are hereinafter sometimes referred to as "Force Majeure"), or in the event Employee suffers a disability which prevents him from performing his services hereunder (herein called a "Disability"), Company shall, in the event the Force Majeure and/or Disability continue for at least eight aggregate weeks during any four-month period, have the right to suspend the operation of this Agreement for the duration of said Force Majeure and/or Disability (except for any benefits payable to Employee under such benefit plans generally available to all Employee employees), and Company shall, at its option, have the right to add a period equal to such suspension to the Term hereof.

9) TERMINATION WITHOUT CAUSE. Without cause, the Company may terminate this Agreement at any time upon ten (10) days written notice to the Employee, subject to the payment of Severance Pay, above provided. Company acknowledges that any Incentive Bonus due Employee shall be paid on a pro-rated basis.

10) TERMINATION WITH CAUSE. After the first two (2) years of the term of this Agreement, either party may, at its election, terminate this Agreement immediately for cause, as defined below. In the event Company terminates "for cause," Company shall pay Employee the compensation and benefits which would otherwise be payable to Employee up to the end of the month in which the termination or disciplinary action occurs. Further, Employee acknowledges that any Bonus due at time of such termination shall be forfeited; and that Benefits shall be canceled at the end of the month of termination.

      As used in this Section, termination "for cause" shall be deemed to have occurred if either party has breached this Agreement and the non-breaching party gives notice in writing, delivered to the breaching party and providing ten (10) calendar days, from the date of delivery of the notice, within which the breaching party has the opportunity to cure, if possible, the breach.

      In addition, cause for termination shall exist if Employee engages in any of the following conduct while an employee of the Company: (1) conviction of a felony offense, whether or not such offense was committed in connection with Company's business; (2) theft, embezzlement, false entries on records, misapplication of funds or property, misappropriation of any asset, or any actual or constructive fraud; (3) gross neglect of duty and/or willfully engaging in gross misconduct materially and demonstrably injurious to Company; (4) at any time during employment at the Company, except in connection with the Pegasus 20 Group, imparting confidential information, whether proprietary or non-proprietary, to any person other than (i) an authorized employee of the Company; or (ii) as required by law, or (iii) as part of a privileged communication to an attorney; (5) receiving, during the term of this Agreement, compensation, income, anything of value, or a future interest in or future entitlement to compensation, income or a thing of value, from any person or entity who or which is engaged in the same or substantially the same business as the Company in the same product, service or geographical market, except stock dividends and/or capital gains from passive investments in financial institutions by Employee made in the ordinary course of business and as part of Employee's investment portfolio. However, cause shall not be deemed to exist merely because of a difference of opinion between Employee and the Company, or any employees, directors or officers of either, as to philosophy of management or other personal beliefs.

                                                                    Exhibit 10.4


11) COMPETITION DURING AND AFTER TERM. Employee agrees that during the Term hereof, and for a period of one year after the expiration of the Term, he will not, either separately, jointly, or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, allow his name to be used by, or establish, engage in, or become interested in any business substantially providing services similar to those of the Company in the Commonwealth of Pennsylvania or the States of New York or New Jersey, as long as Company, or any person, firm, or corporation deriving title to the goodwill of, or shares from it, carries on a like business therein. Notwithstanding the preceding sentence, Employee shall be allowed to engage in or be interested in businesses and activities provided that his interest or involvement therein does not otherwise violate any other term or provision of this Agreement. Company and Employee acknowledge that during the Term of Employee's employment, Employee will acquire special knowledge and/or skill that he can effectively utilize in competition with Company.

      Employee agrees that the remedy at law for any breach by him of the covenants contained herein will be inadequate, and that in the event of a violation of the covenants contained herein, in addition to any and all legal and equitable remedies which may be available, the said covenants may be enforced by an injunction in a suit in equity, without the necessity of proving actual damage, and that a temporary injunction may be granted immediately upon the commencement of any such suit, and without notice. If, in any judicial proceeding, a court shall refuse to enforce any or all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Furthermore, if in any judicial proceeding a court shall refuse to enforce any covenant by reason of the duration or extent thereof, such covenant shall be construed to have only the maximum duration or extent permitted by law.

12) SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be a conflict between any of the provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

13) DISPUTES. In the event of any dispute arising out of the subject matter of the Agreement, the prevailing party shall recover, in addition to any other damages assessed, its court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing the Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

14) WAIVER. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

                                                                    Exhibit 10.4


15) ASSIGNMENT. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

16) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

17)   GOVERNING  LAW.  This  Agreement   shall  be  construed  and  enforced  in
      accordance with the laws of the State of Pennsylvania.

18) NOTICES. Notices shall be as given to each of the parties hereto at such address or addresses as each party shall provide from time to time in writing to the other. Initially such notices shall be sent,

            If to Employee:
            Frank Paczewski
            18 Pear Tree Lane
            Dallas, PA 18612

            If to Company:
            Tech Aviation Service, Inc.,
            c/o Ron Ricciardi
            9087 East Charter Oak
            Scottsdale, AZ 85260

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:                                    EMPLOYEE:

Tech Aviation Service, Inc.

By:
---------------------------------           --------------------------------

Ronald J. Ricciardi                         Frank E. Paczewski

                                                                    Exhibit 10.4


EXHIBIT 4.B

      Tech Aviation Service, Inc. shall establish an operating Plan upon the execution hereof and also prior to each fiscal year and the Employee shall have input into the development of this operating Plan.

      The Employee shall be eligible while employed for an Incentive Bonus based upon the operating income of the facility according to performance versus the annual operating Plan and based on a two-level payout - a percentage of Base Salary and an additional override on the difference between Actual and Plan operating income:

                                                               DIFFERENCE IN
                                            BASE SALARY     OPERATING INCOME
            PERFORMANCE V. PLAN               PAY-OUT %            PAY-OUT %
            -------------------               ---------            ---------

            95% or less                            2.5%                   0%

            100 - 109.9%                          10.0%                   0%

            110 - 114.9%                          10.0%                 2.5%

            115 - 119.9%                          10.0%                 5.0%

            120 - 124.9%                          10.0%                 7.5%

            125 - 129.9%                          10.0%                10.0%

            130 - 134.9%                          10.0%                12.5%

            135 - 139.9%                          10.0%                15.0%

            140 - 144.9%                          10.0%                17.5%

            145 - 149.9%                          10.0%                20.0%

            150%+                                 10.0%                25.0%

Example #1: The Operating Plan calls for $500,000 in operating income; the Actual results are $545,000 or 9% greater than Plan. The Employee is eligible for 10% of the Base Salary but is not eligible for any additional override.

Example #2: The Operating Plan calls for $500,000 in operating income; the Actual results are $650,000 or 30% greater than Plan. The Employee is eligible for 10% of the Base Salary PLUS 12.5% of the difference between Plan and Actual, which in this example equals $18,750.

Example #3: The Operating Plan calls for $500,000 in operating income; the Actual results are $800,000 or 60% greater than Plan. The Employee is eligible for 10% of the Base Salary PLUS 25% of the difference between Plan and Actual, which in this example equals $75,000.